PRELIMINARY COPY
  FOR INFORMATIONAL PURPOSES ONLY

                        GENISYS RESERVATION SYSTEMS, INC.
                               2401 MORRIS AVENUE
                             UNION, NEW JERSEY 07083


                    Notice of Annual Meeting of Stockholders


To our Stockholders:

         The Annual Meeting of Stockholders of Genisys Reservation Systems, Inc., a New Jersey corporation, will be held on Wednesday, December 17,1997, at 10:30 a.m. local time, at the offices of the Company at 2401 Morris Avenue, 3rd Floor, Union, New Jersey, 07083, to consider and act upon the following matters. A proxy card for your use in voting on these matters is also enclosed.

         1. Electing six (6) directors for a term expiring in 1998 as recommended by the Board of Directors.


         2.       Approval of the Company's 1997 Stock  Incentive Plan dated May
                  12,1997.

         3. Ratifying the appointment of independent auditors to examine and report on the financial statements of the Corporation for fiscal 1997, as recommended by the Board of Directors.

         4. Transacting any other business that may properly come before the meeting or any adjournment thereof.

         Only Common stockholders of record at the close of business on November 12,1997, are entitled to notice of and to vote at the meeting.

Dated: November 12, 1997

                                            By Order of the Board of Directors


                                            John H. Wasko
                                            Secretary
--------------------------------------------------------------
Your Proxy is important no matter how many shares you own. Please mark your vote, fill in the date, sign and mail it today in the accompanying self-addressed envelope which requires no postage if mailed in the United States.

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                        GENISYS RESERVATION SYSTEMS, INC.

                                December 17, 1997
                                                 -----------------

                                 PROXY STATEMENT
                                                 -----------------

                               GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of Common Stock, $.0001 par value per share ("Common Stock"), of Genisys Reservation Systems, Inc. and Subsidiaries ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on December 17, 1997, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

Proxies  for use at the  meeting  will be  mailed  to  stockholders  on or about
November 12 , 1997 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

Revocability and Voting of Proxy

A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1, "FOR" the ratification of the stock option plan as described in Proposal No. 2 and "FOR" the appointment of Auditors as described in Proposal No. 3. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for

The Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.

Record Date and Voting Rights
Only stockholders of record at the close of business on November 12, 1997 are entitled to notice of and to vote at the Annual Meeting or any continuation or adjournment thereof. On that date there were 4,355,594 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on November 12, 1997 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the stockholders present in person or by proxy at the meeting is required for the election of the directors to be elected and to approve the 1997 Stock Incentive Plan. Directors and officers of the Company holding approximately 46.6 % of the outstanding Common Stock of the Company intend to vote "FOR" the slate of directors, "FOR" the adoption of the 1997 Stock Incentive Plan and "FOR" the appointment of Auditors.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS
The By-Laws of the Company provide for a Board of Directors of not less than three (3) members. The Board of Directors currently consists of seven (7) members. The Board of Directors has fixed the number of directors at six (6) in accordance with the provisions of the Company's By-laws. At the meeting, six (6) directors will be elected to serve until the 1998 Annual Meeting of Stockholders and until their successors have been elected and qualified. Any vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for reelection at the next annual meeting of stockholders. .

All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of the nominees.
            .

The Board of Directors recommends that the stockholders vote "FOR" the election of the following six nominees (Item No. 1 on the proxy card).


                              NOMINEES FOR ELECTION


Name                                         Age               Position

Lawrence Burk                               56                President, Chief Executive Officer and Director

John H. Wasko                               59                Chief Financial Officer,
                                                              Secretary, Treasurer
                                                              and Director

Mark A. Kenny                               44                Director

David W. Sass                               61                Director

S. Charles Tabak                            65                Director

Warren D. Bagatelle                         59                Chairman


The Company's Audit and  Compensation  Committees  consist of Messrs.  Warren D.
Bagatelle, S. Charles Tabak and David W. Sass. All officers of the Company devote their full time to the Company's business.

Lawrence E. Burk joined the Company on June 23, 1997, as President, Chief Executive Officer, and Director following a 27 year career with Alexander & Alexander Services. From 1993 to early 1996, Mr. Burk served as Chairman and CEO of Alexander & Alexander, Inc., the U.S. Retail Subsidiary of A & A Services, and from early 1996 until the company's acquisition by AON Corporation in late 1996, Mr. Burk served as President and Chief Operating Officer of A & A International, the company's global retail operation. Mr. Burk served on the company's Global Retail Board from 1985; on A & A Services Operations Board from 1989; and on A & A Inc.s' Executive Committee and Operations Board from 1989. A & A was a NYSE listed Financial Services firm with revenues of over $1.3 billion. Mr. Burk has a B.A. degree in Economics from Southern Illinois University and is a member of the schools' Advisory Board.

John H. Wasko has served the Company as a Director since April, 1986, as Secretary since September 1995, and as Treasurer and Chief Financial Officer since April 1996. Mr. Wasko has also served the Company as President and Chairman of the Board since its inception to August 1995, and as Treasurer from April 1986 to September 1987 and from May 1988 to August 1995. Mr. Wasko has also served as Chairman of the Board, President and Director of JEC Lasers, Inc., presently an inactive company, since it was organized in September 1977. He was awarded a bachelor of science degree in physics in 1963 and a master of science degree in physics (summa cum laude) in 1965 from Fairleigh Dickinson University.

Mark A. Kenny, currently an employee of the Company, served as the Company's Executive Vice President from August 1995 to October 1996 and as a Director since August 1995. He has also served as Executive Vice President of Corporate Travel Link, Inc. the Company's wholly owned subsidiary ("Travel Link") from inception, March 1994 to November 1996 and as a Director since inception. From 1974 to November 1996, he was a partner of Country Club Transportation Services, a provider of limousine services, which he co-founded in 1974. Mr. Kenny is one of the original members of the New Jersey Business Travel Association and attended Seton Hall Preparatory School and Seton Hall University. He is also a member of the Association of Corporate Travel Executives and a charter member of the New Jersey Limousine Association.

David W. Sass has been a Director since April, 1997 and has been a practicing attorney in New York City for the past 37 years and is currently a senior partner in the law firm of McLaughlin & Stern, LLP, securities counsel to the Company. Mr. Sass is also an officer of Ionic Fuel Technology, Inc., a company engaged in the sale and distribution of emission control systems, a director of The Harmat Organization, Inc., a New York based construction company and a member and Vice Chairman of the Board of Trustees of Ithaca College. Mr. Sass earned a B.A. from Ithaca College, a J.D. from Temple University School of Law and an L.L.M. (in taxation) from New York University School of Law.

S. Charles Tabak has been a Director since April, 1997. Since 1991 he has been the Chief Executive Officer of Arc Medical & Professional, Inc., an employment agency specializing in placement of scientific, medical and office personnel. From 1969 to 1990, he was the Executive Vice President and General Counsel for Channel Home Centers Inc. From 1967 to 1969, he was the Director of Finance of J.J. Newbury Co. Mr. Tabak is a past member of the Board of Directors of Channel Home Centers, Inc. and Charge A Plate Group of Greater New York. He is a graduate of both NYU School of Business and School of Law, and is admitted to practice law in New York state and before the U.S. Supreme Court.

Warren D. Bagatelle has been a Director and Chairman of the Board of the Company since August, 1995. He served as Chief Executive Officer of the Company from December 1996 through June, 1997. Since 1988, he has been a Managing Director at Loeb Partners Corporation, a New York City investment banking firm. Mr. Bagatelle is also a director of Energy Research Corporation, a company engaged in the development and commercialization of electrical storage and power generation equipment, principally fuel cells and rechargeable storage batteries. Mr. Bagatelle has a B.A. in economics from Union College and an M.B.A. from Rutgers University.

During 1997 the Board of Directors held 10 meetings and acted one time on unanimous written consent.

No directors received compensation for serving as directors during the fiscal year ended December 31, 1996. It is anticipated that outside directors will receive $1,000 for each board meeting attended in person and $250 for each committee meeting attended in person, as compensation for serving in such capacities during the fiscal year ending December 31, 1997.

                                 PROPOSAL NO. 2

                        ADOPTION OF THE STOCK OPTION PLAN

The Board of Directors  propose the approval and  ratification  of the Company's

1997 Stock  Incentive  Plan  ("Plan").  The Plan is  attached  as Exhibit A. The purpose of the Plan is to further the long-term stability, continuing growth and financial success of the Company by attracting and retaining key employees, directors and selected advisors of the Company through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is believed that it will strengthen their desire to remain with the Company and will further the identification of those persons' interests with those of the Company's stockholders.

The Plan provides that five-year options to purchase up to 500,000 shares of Common Stock may be issued to the Company's employees and outside directors. All present and future employees shall be eligible to receive Incentive Awards under the Plan, and all present and future non-employee Directors shall be eligible to receive Non-Statutory Options under the Plan. An eligible employee or non-employee Director shall be notified in writing stating the number of shares for which Options are granted, the Option price per share, and conditions surrounding the grant and exercise of the Options.

The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an Employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110 % of the Fair Market Value of such shares on the Date of Grant. The exercise price of shares covered a Non-statutory Stock Option shall be not less than 85 % of the Fair Market Value of such shares on the Date of Grant.

The Plan shall be administered by a Committee, which shall be appointed by the Board, and which shall consist of a minimum of two Board members.

Subject to stockholder approval of the Plan, options have been granted under the Plan to each of David W. Sass and S. Charles Tabak (10,000 shares at an exercise price of $6.00 per share); Lawrence E. Burk (200,000 shares at an exercise price of $6.00 per share), and other employees of the Company at prices ranging from $6.00 to $8.625 per share.


         The Board of Directors recommends that the stockholders vote "FOR" adoption of the Plan (Item No. 2 on the proxy card).

                                            PROPOSAL NO. 3


                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Wiss & Company, LLP as independent auditors to examine and report on the consolidated financial statements of the Company for the year ending December 31, 1997, subject to stockholder approval.

         During the year ending December 31, 1997, Wiss & Company, LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of its subsidiaries. Audit services also included a review of filings with the Securities and Exchange Commission and the Company's annual report on Form 10-KSB.

         Ratification of the appointment of Wiss & Company, LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Corporation's Common Stock.

         A representative of Wiss & Company, LLP will be present at the Annual Meeting.

         The Board of Directors recommends that the stockholders vote "FOR" ratification of this appointment (Item No. 3 on the proxy card).


SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following tabulation shows the security ownership as of November 12, 1997 of
(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (not including Steven E. Pollan who is the record owner of 293,216 shares. The Company issued notice of cancellation of such shares, because of certain disputes it has with Mr. Pollan. See "Certain Transactions," below ), (ii) each Director and Officer of the Company and (iii)
all Directors and Officers as a group.


                                                     NUMBER OF                                   PERCENT
NAME & ADDRESS                                       SHARES OWNED                                OF CLASS

Loeb Holding Corporation
As Escrow Agent (1)
61 Broadway
New York, NY 10006                                     1,053,679                                   22.16%






Warren D. Bagatelle  (1)
Loeb Partners Corporation
61 Broadway
New York, NY 10006                                            1,053,679                               22.16%

Joseph Cutrona
82 Kendall Drive
Parlin, New Jersey, 08859                                       377,350                                8.66%


Mark A. Kenny
Genisys Reservation Systems
2401 Morris Avenue
Union, NJ 07083                                               574,175                                 13.18%


John H. Wasko  (2)
Genisys Reservation Systems
2401 Morris Avenue
Union, NJ 07083                                               102,046                                     2.32%

Lawrence E. Burk (3)
Genisys Reservation Systems
2401 Morris Avenue
Union, NJ 07083                                                205,000                                    4.50%


S. Charles Tabak (4)
ARC Medical Professional Personnel
36 Route 10W, Suite D
East Hanover, NJ 07936                                          10,000                                    *

David W. Sass (4)
McLaughlin & Stern, LLP
260 Madison Ave. 18th Fl.
New York, NY 10016                                              15,000                                    *

All Officers and Directors
as a group (7 persons)                                           2,337,250                                 46.60%

---------------------
* less than 1%


(1) Includes 653,679 shares of Common Stock purchased by Loeb Holding Corporation, as escrow agent for Warren D. Bagatelle, Managing Director of Loeb Partners Corp., HSB Capital (of which Warren Bagatelle is a partner), trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated persons and 400,000 shares of Common Stock issuable upon conversion of two Convertible Notes aggregating $37,500. Loeb Holding Corporation disclaims any beneficial interest in these shares.

(2) Includes 14,362 shares of Common Stock owned of record by Joan E. Wasko, John Wasko's wife, of which Mr. Wasko disclaims beneficial ownership, but of which he may be deemed beneficial owner and a five (5) year option to purchase 35,000 shares of the Company's Common Stock at a price of $2.00 per share granted to Mr. Wasko by the Company on November 1, 1996 and 5,333 shares of Common Stock issuable upon conversion of Mr. Wasko's prorata share of a Convertible Note in the principal amount of $12,500.

(3) Includes a five (5) year option to purchase an aggregate of 200,000 shares of Common Stock at a price of $6.00 per share issued on September 23, 1997.

(4) Includes a five (5) year option to purchase 10,000 shares of Common Stock at a price of $6.00 per share issued on September 23, 1997.

Messrs. Cutrona and Kenny may be deemed to be "parents" and "promoters" of the Company, as those terms are defined in the rules and regulations of the Securities Act of 1933, as amended.


                                    EXECUTIVE COMPENSATION



         No executive officer received aggregate compensation exceeding $100,000 in the fiscal year 1996.


                              CERTAIN TRANSACTIONS

         In August 1994 Joseph Cutrona and Mark A. Kenny each received a total of 666,433 shares of the Company's common stock for services to be provided to the Company.

During February 1995, the Company issued 45,765 shares of its Common Stock in repayment of certain liabilities totaling $251,702. Those liabilities include notes payable to Saddle Brook Investors of $149,633, note payable plus accrued interest to an Officer and Director of $34,273 and certain accounts payable of $67,796.

In February 1995, Loeb Holding Corporation, as escrow agent ("Loeb"), for Warren
D. Bagatelle, HSB Capital, trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated individuals, agreed to loan the Company $500,000 evidenced by
                                                         9
series of Convertible Promissory Notes. In September, 1995, Loeb converted the Convertible Promissory Notes into 841,455 common shares of the Company and two Term Promissory Notes, one in the principal amount of $475,000 and the other in the principal amount of $25,000. The principal amount of the $475,000 Term Promissory Note is to be repaid in twelve equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of 9% per annum and interest payments are to made quarterly at the end of each calendar quarter, or at such earlier date that the Term Promissory Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest began to run from the date that the monies were advanced to the Company. The Term Promissory Note in the amount of $25,000 and an additional Note in the amount of $12,500 issued in December 1995 and discussed below have been modified. Such Notes provide for accrued interest at the rate of 9% per annum payable quarterly commencing September 1997 and unless previously converted the principal amount of each note is to be repaid in twelve equal quarterly installments, commencing April 1, 1998, or on such earlier date as such notes provide. The notes are convertible at the sole option of the holder into an aggregate of 400,000 common shares of the Company. During March 1995, John H. Wasko, then President of the Company, upon exercise of his own option, acquired 70,520 shares of the Common Stock of the Company at an exercise price of $0.02145 per share. On March 3, 1995, the Company and JEC Lasers, Inc. ("JEC") signed a purchase agreement whereby JEC acquired all of the assets, rights and properties relating to the Company's CO2 laser research and development agreement with LCL, subject to certain liabilities, in full consideration for the forgiveness of the indebtedness of the Company to JEC in the amount of $345,593 owed as of February 28, 1995. On August 11, 1995, Robotic Lasers, Inc. acquired Travel Link by issuing 1,682,924 shares of restricted new Common Stock of the Company in exchange for the shares of the common stock of Travel Link owned by Joseph Cutrona, Mark A. Kenny and Steven E. Pollan, which represented all the issued and outstanding shares of common stock of Travel Link. In August 1995 the Company granted Mr. Wasko a five (5) year option to purchase 25,000 shares of Common Stock at a price of $0.60 per share, which option has been exercised. In November, 1996 the Company granted Mr. Wasko a five (5) year option to purchase 35,000 shares of Common Stock at a price of $2.00 per share. On September 5, 1995 the Company entered into a three year consulting and investment banking agreement with Loeb Partners Corporation. Under the terms of the agreement the Company pays Loeb Partners Corporation $3,000 per month. Loeb Partners Corporation will also receive a fee for arranging private financing and acquisitions. Mr. Warren D. Bagatelle, a Director and Chairman of the Company, is a Managing Director of Loeb Partners Corporation.
                                                        10

During December 1995, Loeb agreed to loan the Company $250,000 evidenced by a series of Convertible Promissory Notes ("Convertible Promissory Notes"). In November 1996, Loeb converted the Convertible Promissory Notes into (i) two Term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500 issued in December 1995 and discussed below and (ii) 420,728 shares of Common Stock of the Company, of which 420,000 shares of Common Stock are owned by four unaffiliated parties. Loeb Holding Corporation did not receive any shares of Common Stock in this transaction.

The principal amount of the $237,500 Term Promissory Note is to be repaid in twelve equal quarterly payments commencing two (2) years from the date thereof. Prepayments may be made at any time without penalty. Interest is accrued at a rate of 9% per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that the Term Promissory Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest began to run from the date that the monies were advanced to the Company.

In August 1996, the Company gave notice to Mr. Pollan that it was canceling the 333,216 shares of Common Stock which had been issued to him in August of 1995. It is the Company's position that the Common Stock should be canceled for, among other reasons, Mr. Pollan failed to provide the services to the Company which were to be the consideration for the issuance of the shares. Mr. Pollan has commenced an action against the Company and others in the New Jersey Federal Court which contests the Company's effort to cancel the shares issued to him, and which seeks monetary damages and other relief. The action is in its preliminary stages, and no assurance can be given as to its ultimate outcome.

During the quarters ended September 30, 1996 and December 31, 1996, in order to raise additional working capital for the Company, Joseph Cutrona, former President of the Company, sold a total of 37,600 shares of restricted Common Stock of the Company owned by him to nineteen unaffiliated third parties at prices ranging from $2.00 to $2.50 per share for total proceeds of $76,500 which Mr. Cutrona remitted to the Company in the form of a capital contribution. In February 1997 Mr. Cutrona sold an additional 7,850 shares of restricted Common Stock to five unaffiliated third parties at a price of $2.00 per share for total proceeds of $15,700, which Mr. Cutrona remitted to the Company in the form of an additional capital contribution. Mr. Mark A. Kenny has issued 22,450 of his own shares of restricted Common Stock to Mr. Cutrona as reimbursement for one-half of the number of shares sold by Mr. Cutrona.

On October 10, 1996, the Company, Joseph Cutrona, Mark A. Kenny and Prosoft, Inc. signed an agreement whereby Mr. Cutrona and Mr. Kenny each agreed to transfer 14,533 shares of restricted Common Stock owned by them to Prosoft, Inc., or its designees, upon completion of the design and satisfactory development of the Genisys Payment System. Prosoft agreed to accept the 29,066 shares at a negotiated price of $3.75 per share in satisfaction of $108,997.50 which would be owed to Prosoft, Inc. by the Company upon completion of the Genisys Payment System. This transfer has been completed. The Company has agreed to issue an equal number of new shares of restricted Common Stock to Messrs. Cutrona and Kenny in six equal installments if the Company meets certain performance criteria on six specified dates.

In October and November 1996, and February 1997 Joseph Cutrona, in recognition of extensive valuable services rendered to the Company by three employees of the Company, made gifts aggregating 35,000 shares of restricted Common Stock owned by him to the three employees, including a gift of 20,000 shares of restricted Common Stock to John H. Wasko. During November and December 1996, the Company and Loeb Holding Corporation signed four eighteen (18) month Promissory Notes whereby Loeb Holding Corporation loaned the Company the sums of $75,000, $30,000, $10,000 and $95,000 (totaling $210,00). The Promissory Notes which bear interest at 10%, mature on May 11, 1998, May 25, 1998, June 2, 1998 and June 9, 1998. The Company believes that each of these transactions was entered into on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties. The transactions described above involve actual or potential conflicts of interest between the Company and its officers or directors. In order to reduce the potential for conflicts of interest between the Company and its officers and directors, prior to entering into any transaction in which a potential material conflict of interest might exist, the Company's policy has been and will continue to be, that the Company does not enter into transactions with officers, directors or other affiliates unless the terms of the transaction are at least as favorable to the Company as those which would have been obtainable from an unaffiliated source. As of the date hereof, the Company has no plans to enter into any additional transactions which involve actual or potential conflicts of interest between the Company and its officers or directors. Should the Company enter into any such transaction in the future, it will not do so without first obtaining at least one fairness opinion from, depending on the nature of the transaction, either its own independent directors or from an independent investment banking firm.

                         OTHER BUSINESS TO BE TRANSACTED

As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.



                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report on Form 10-KSB for the year ended December 31, 1996, is being mailed to Stockholders with this Proxy Statement.

                   STOCKHOLDER PROPOSAL - 1998 ANNUAL MEETING

Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by April 30, 1998.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                   BY ORDER OF
                                                   THE BOARD OF DIRECTORS



                                                    JOHN H. WASKO, Secretary


New York, New York
November 12, 1997

EXHIBIT A



                                            GENISYS RESERVATION SYSTEMS, INC,
                                                1997 STOCK INCENTIVE PLAN
                                              Effective as of May 12, 1997

                                                    Table of Contents


                                                                        Page



Purpose................................................................3
Definitions............................................................3
General................................................................5
Stock..................................................................5
Eligibility............................................................5
Stock Options for Employees. . . . . . . . . . . . . . . .. . . . . . .6
Method of Exercise of Options. . . . . . . . . . . . . . . . . . . . . 7
Nontransferability of Incentive Awards.................................8
Effective Date of the Plan.............................................8
Termination, Modification, Change......................................8
Change in Capital Structure............................................9
Administration of the Plan.............................................9
Notice.................................................................10
Interpretation.........................................................11

                        GENISYS RESERVATION SYSTEMS, INC,
                            1997 STOCK INCENTIVE PLAN

      1. Purpose. The purpose of the Genisys Reservation Systems, Inc. 1997 Stock Incentive Plan (the "Plan") is to further the long-term stability, continuing growth and financial success of Genisys Reservation Systems, Inc. (the "Company") by attracting and retaining key employees, directors and selected advisors of the Company through the use of stock incentives. It is believed that ownership of Company Stock will. stimulate the efforts of those employees, directors and selected advisors upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to eligible persons under this Plan will strengthen their desire to remain with the Company and will further the identification of those persons' interests with those of the Company's shareholders.

           2. Definitions. As used in the Plan, the following terms have the meanings indicated:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Applicable Withholding Taxes" means the aggregate amounts of federal, state and local income and payroll taxes that the Company is required to withhold .
          (c)        "Board" means the Board of Directors of the Company.


         (d)        "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the committee appointed by the Board as described under Section 15.

         (f) "Company" means Genisys Reservation Systems, Inc., a New Jersey corporation.

         (g) "Company Stock" means shares of voting common stock of the Company subject to adjustment as provided in Section 14.

         (h) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

         (i)        "Disability" or "Disabled" means, as to an Incentive Stock
 Option, a
                                                         3

Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

         (j) "Employee" means an employee of the Company, or of any Parent or Subsidiary of the Company.

         (k) "Fair Market Value" means, as of a relevant date, (i) if the Company Stock is traded on an exchange, the closing price of the Company Stock on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the closing bid and asked prices on such day as reported by NASDAQ, or (iii) if sales prices or bid and asked prices are not available for such day, the fair market value shall be determined by the Committee using any reasonable method in good faith.

         (l)     "Incentive Award" means the award of an Option under the Plan.

         (m) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

         (n)      "Insider" means a person subject to section 16 of the Act.

         (o) "Non-Employee Director" means a member of the Board who is not an Employee.

         (p) "Nonstatatory Stock Option" means an Option that does not meet the requirements of Code section 422 or, evan if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

         (q) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.


         (r) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

         (s) "Participant" means any Employee or Non-Employee Director who receives an Incentive Award under the Plan.




         (t) "Rule 16b-3" means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption.



                  (u) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

                  (v) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10 % of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

         3. General. Incentive Awards may be granted under the Plan in the form of Options. The provisions of the Plan referring to Insiders or Rule 16b-3 shall apply only to Participants who are subject to section 16 of the Act.

         4. Stock. Subject to Section 14 of the Plan, there shall be reserved for Issuance under the Plan an aggregate of 500,000 shares of Company Stock, which shall be authorized but unissued shares. Shares that have not been issued under this Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under this Plan.

         5.       Eligibility.

                  (a) All present and future Employees shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select which Employees shall receive Incentive Awards and to determine for each such Participant the terms, conditions and nature of the award, and the number of shares to be allocated to each Participant as part of each Incentive Award.

                  (b) All present and future Non-Employee Directors shall be eligible to receive Non-Statutory Options under the Plan. Non-Employee Directors shall not be entitled to receive any other form of Incentive Award under the Plan.

                  (c) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment or other service relationship of the Participant after the grant, or to make further grants to the Participant at any time thereafter.

           6.     Stock Options for Employees .

           (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible Employee or Non Employee Director stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

           (b) Incentive Stock Options may only be awarded to Employees of the Company. The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an Employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110 % of the Fair Market Value of such shares on the Date of Grant.

           c) The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 85 % of the Fair Market Value of such shares on the Date of Grant. Notwithstanding the foregoing, Nonstatutory Stock Options shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant if the Committee intends for such Options to qualify under Code section 162(m).

           (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                  (i) No Incentive Stock Option may be exercised after the first to occur of:

                           (x)      Five years from the Date of Grant,

                             (y)            Three months following the date of
the Participant's termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

                          (z)  One year following the date of the Participant's
termination of employment by reason of death or Disability.

                   (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of such termination) within three months after the Participant's termination of employment. If a Participant's employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant's termination of employment. If a Participant's employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is Exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant's death by the person to whom the Participant's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

                  (iii) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). The foregoing Limitation Amount shall be adjusted to the extent required by any amendment to or modification of Code section 422. Incentive Stock Options granted after December 31, 1986 under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options exercisable by the Participant for the first time during any calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

           (e) The Committee may, in its discretion, provide that an Option granted to an Insider will not be exercisable by the Insider within the first six months after it is granted.

           (f) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions or, exercisability in the stock option agreement, and, in such event, paragraph (e) shall not apply.


           7. Method of Exercise of Options .

           (a) Options may be exercised by the Participant giving written notice of the exercise to the Company stating the number of shares the Participant has elected to purchase under the Option . ln the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Company Stock , the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding, Taxes.

           (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

           (c) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes of the Participant arising in the year the Incentive Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

           (d) Notwithstanding anything herein to the contrary, if the Company is subject to section 16 of the Act, Options shall always be granted and exercised in such a manner as necessary to conform to the provisions of Rule 16b-3.


           8. Nontransferability of Incentive Awards. Incentive Awards shall not be transferrable unless so provided in the award agreement or an amendment to the award agreement.

           9. Effective Date of the Plan. This Plan shall be effective as of May 12, 1997 and shall be submitted to the shareholders of the Company for approval. No Option shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by the Company's shareholders, (ii) shares issuable under the Plan have been registered with the Securities and Exchange Commission or an appropriate exemption from the registration requirement is available, and (iii) the requirements of any applicable state securities laws have been met.

           10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on May 11,2007. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable. The Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code section 422, and regulations thereunder. Except as provided, in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him.

           11.    Change in Capital Structure.

                  (a) The number of shares reserved for issuance under the Plan, the terms of Incentive Awards, and all computations under the Plan shall be appropriately adjusted by the Committee should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

                  (b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Any determination made or action taken under this Section 11 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant
           .
           12. Administration of the Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, and which shall consist of not less than two such members of the Board. Each member of the Committee shall qualify as a "non-employee director" for purposes of Rule 16b-3 and as an "outside director" for purposes of Code section 162(m) and the regulations thereunder. The Committee shall have general authority to construe and interpret the terms of the Plan and the respective award agreements under the Plan, to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan. The determination of the Committee with respect to any matter under the Plan to be acted upon by the Committee shall be conclusive and binding. Without limitation and in addition to powers set forth elsewhere in the Plan, the Committee shall have the following specific authority:

                  (a) The Committee shall have the power and complete discretion to determine (i) which eligible Employees shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted,
(vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options , (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted,
(xi) procedures for the withholding or delivery of Company Stock to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any rules or regulations adopted by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) The Committee may delegate to the officers or employees of the Company and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan, nor as to Incentive Awards thereunder as those relate to Insiders, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

                  (d) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting (e) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

                  Notwithstanding this Section 12 or any other provision of the Plan to the contrary, any action required or permitted to be performed by the Committee may be performed by the entire Board to the extent necessary or appropriate to satisfy Rule 16b-3, as determined in the discretion of the Board.

         13. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

                  (a) if to the Company - at its principal business address to the attention of the Secretary;

                  (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         14. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).

          IN WITNESS WHEREOF, the Company has caused the Plan to be executed this 12th day of May, 1997.

                              GENISYS RESERVATION SYSTEMS, INC.


                                       By:

                        GENISYS RESERVATION SYSTEMS, INC.

                                    P R O X Y

     This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence E. Burk and Warren D. Bagatelle as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the common stock of Genisys Reservations Systems, Inc. held of record by the undersigned on November 12, 1997, at the Annual Meeting of Stockholders to be held on December 17, 1997, or any adjournment thereof.

1.       ELECTION OF DIRECTORS

For all nominees listed below               Withhold Authority to
(Except as Marked to the                             Vote All Nominees Listed
Contrary)                                      ___   Below

Lawrence E. Burk, John H. Wasko, Mark A. Kenny, David W. Sass, S. Charles Tabak, and Warren D. Bagatelle.

2.       RATIFICATION OF STOCK OPTION PLAN

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                           FOR [  ]          AGAINST [  ]      ABSTAIN  [  ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

Please sign name exactly as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Dated:                  , 1997


                                    Signature

                                                     Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED
ENVELOPE



If you have had a change of address, please print or type your new address(s) on the line below.

---------------------------

---------------------------